HARRIS & HARRIS GROUP, INC
            EXECUTIVE MANDATORY RETIREMENT BENEFIT PLAN


                             SECTION I

                              PURPOSE

             1.1 Purpose. The purpose of the Harris & Harris Group, Inc. Executive Mandatory Retirement Benefit Plan (the "Plan") is to provide those employees of Harris & Harris Group, Inc. who are required to retire pursuant to the Harris & Harris Group, Inc. Executive Mandatory Retirement Program with a nonforfeitable retirement benefit which will satisfy the requirements for exempting those employees from any prohibitions against mandatory retirement which might otherwise apply under any age discrimination laws applicable to such terminations of employment.


                             SECTION II

                            DEFINITIONS

             2.1  Definitions.  The following definitions
     shall apply for purposes of the Plan, unless a different meaning is plainly indicated by the context:

                 (a)  Age Discrimination Acts shall mean,
     collectively, the federal Age Discrimination in Employ ment Act, 29 U.S.C. Section 621 et seq., the New York State Human Rights Law, N.Y. Exec. Law Section 290 et seq., the New York City Human Rights Law, Section 8-107 and any other applicable law pertaining to age discrimination, as well as any regulations promulgated under any such law.

                 (b)  Board shall mean the Board of Directors
     of the Company, as constituted from time to time.

                 (c)  Code shall mean the Internal Revenue
     Code of 1986, as amended from time to time.

                 (d)  Committee shall mean a committee to
     administer the Program which shall be comprised of all members of the Company's Board of Directors serving from time to time who would be treated as "non-interested directors" for purposes of determining eligibility for service on the Board's Audit Committee.

                 (e)  Company shall mean Harris & Harris
     Group, Inc., and any successor to all or a major portion of its assets or business, which successor assumes the obligations of the Company under this Plan by operation of law or otherwise.

                 (f)  Effective Mandatory Retirement Date
     shall be the date on which an employee's employment is actually terminated in a mandatory retirement pursuant to the Program (whether such date is the Initial Mandatory Retirement Date or a later date).

                 (g)  ERISA shall mean the Employee Retirement
     Income Security Act of 1974, as amended from time to time.

                 (h)  Initial Mandatory Retirement Date, for
     an employee of the Company who has been designated as subject to the Program, shall be December 31 of the year in which the employee attains the age of 65 years (or December 31 of such later year as the two-year "bona fide executive or high policymaking position" employment requirement of the Program is first met by the employee); provided, however, that the employee's mandatory retirement can be postponed in accordance with the Program.

                 (i)  Mandatory Retirement Benefit Amount
     shall mean the lump sum equivalent of a nonforfeitable retirement benefit (within the meaning of, and calculated in accordance with, the Age Discrimination Acts) which will satisfy the requirements for exempting the Participant from any prohibitions against compulsory retirement under the Age Discrimination Acts immediately prior to the Participant's Effective Mandatory Retirement Date.
     As of the adoption of this Plan, the Mandatory Retirement Benefit Amount is the lump sum equivalent of an immediate nonforfeitable straight life annuity (with no ancillary benefits) of $44,000.

                 (j) Offsetting Benefit Amount shall mean the aggregate lump sum equivalent of those benefits to which a Participant is entitled outside of the Plan which are treated as immediate nonforfeitable retirement benefits pursuant to the Age Discrimination Acts. The Offsetting Benefit Amount shall be calculated by adjusting the relevant benefits to lump sum equivalents in accordance with the Age Discrimination Acts.

                 (k)  Participant shall mean any employee of
     the Company who is being required to retire pursuant to the Harris & Harris Group, Inc. Executive Mandatory Retirement Program and participation shall begin immediately prior to the employee's Effective Mandatory Retirement Date.

                 (l)  Plan shall mean the Harris & Harris
     Group, Inc. Executive Mandatory Retirement Benefit Plan, as set forth in this plan instrument, as it may be amended from time to time.

                 (m)  Plan Benefit shall mean the benefit
     payable to a Participant hereunder and calculated pursuant to Section 3.1 hereof.

                 (n)  Program shall mean the Harris & Harris
     Group, Inc. Executive Retirement Program, as it may be amended from time to time.


                            SECTION III

                              BENEFITS

             3.1 Plan Benefit. Each Participant shall be entitled under this Plan to receive a Plan Benefit equal to (or actuarially equivalent to) the result obtained by reducing the Mandatory Retirement Benefit Amount by the Participant's Offsetting Benefit Amount (if any), but only if such result is a positive amount.

             The Plan Benefit shall be payable to the Participant, as determined in the sole discretion of the Committee, either (i) in the form of a lump sum within sixty days after the Participant's termination of employment or (ii) in the form of a straight life annuity (with no ancillary benefits) with payments commencing within sixty days after the Participant's termination of employment. Any adjustment to the form of payment shall be made in accordance with the Age Discrimination Acts. If the Plan Benefit is paid in a lump sum, the amount shall be adjusted to the extent necessary (if any) to comply with the Age Discrimination Acts.

             3.2  Vesting.  Each Participant shall become
     completely vested in his or her Plan Benefit immediately prior to his or her Effective Mandatory Retirement Date and the Plan Benefit shall be nonforfeitable.



                             SECTION IV

                           ADMINISTRATION

             4.1 Administration. The Plan shall be administered by the Committee.

             4.2 Duties. The Committee shall perform the duties required, and shall have the powers necessary, to administer the Plan and carry out the provisions thereof.

             4.3 Powers. The powers of the Committee shall be as follows:

                      (a)  To determine any question arising
                 in connection with the Plan (and its decision or action in respect thereof shall be final, conclusive and binding upon the Company and the Participants and any other individual interested herein);

                      (b)  To engage the services of counsel
                 or attorney (who may be counsel or attorney for the Company) and an actuary, if it deems necessary, and such other agents or assistants as it deems advisable for the proper administration of the Plan; and

                      (c)  To receive from the Company and
                 from Participants such information as shall be necessary for the proper administration of the Plan.

             4.4 Claims Procedure. Subject to the provisions of this Plan, the Committee shall make all determinations as to the right of any individual to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or any other individual interested herein shall be stated in writing by the Committee and delivered or mailed to the Participant or such individual. Such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford to any Participant whose claim for benefits has been denied a reasonable opportunity for a review of the decision denying the claim.


                             SECTION V

                     NONALIENATION OF BENEFITS

             Neither the Participant nor any other individual shall have any right to assign or otherwise to alienate the right to receive payments under the Plan, in whole or in part.


                             SECTION VI

                     AMENDMENT AND TERMINATION

             The Company reserves the right at any time by action of the Board to terminate the Plan or to amend its provisions in any way. Notwithstanding the foregoing, no termination or amendment of the Plan may reduce the benefits payable under the Plan to the Participant if the Participant's termination of employment with the Company has occurred prior to such termination of the Plan or amendment of its provisions.


                            SECTION VII

                           MISCELLANEOUS

             7.1 No Right to Employment. This Plan shall not be construed as providing any Participant with the right to be retained in the Company's employ or to receive any benefit not specifically provided hereunder.

             7.2 No Effect on Other Compensation and Benefits. Nothing contained herein shall exclude or in any manner modify or otherwise affect any existing or future rights of any Participant to participate in and receive the benefits of any compensation, bonus, pension, life insurance, medical and hospitalization insurance or other employee benefit plan or program to which he or she otherwise might be or become entitled as an officer or employee of the Company.

             7.3 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

             7.4 Status. This Plan is not intended to satify the requirements for qualification under Section
     401(a) of the Code. It is intended to be a nonqualified plan that is not subject to ERISA. The Plan shall be construed and administered so as to effectuate this intent.

             7.5 Plan Expenses; Plan Unfunded. All expenses of establishing and administering the Plan shall be paid by the Company. No individual interested herein shall have any interest in any specific assets of the Company by reason of the individual's interest under the Plan, and such individuals shall have only the status of unsecured creditors of the Company with respect to any benefits that become payable under this Plan. The Company is not required to purchase any annuity from any third party to provide a Plan Benefit.

             7.6 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume the Company's obligations hereunder in the same manner and to the same extent that the Com pany would be required to perform if no such succession had taken place.

            7.7  Withholding Requirements.  Payment of
     benefits under this Plan shall be subject to applicable withholding requirements.